UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 14, 2025 (July 10, 2025)
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POOL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		0-26640	36-3943363
(State or other jurisdiction of		(Commission File Number)	(IRS Employer
incorporation or organization)			Identification No.)

109 Northpark Boulevard,
Covington,	Louisiana		70433-5001
(Address of principal executive offices)			(Zip Code)
(985) 892-5521
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	POOL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Fourth Amended and Restated Credit Agreement

On July 10, 2025, Pool Corporation (the “Company”) entered into the Fourth Amended and Restated Credit Agreement (the “Amended Agreement”) by and among Pool Corporation, as U.S. Borrower, SCP Distributors Canada Inc., as Canadian Borrower, SCP International, Inc., as Euro Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and certain other lenders party thereto. The Amended Agreement amends and restates the terms of the Company’s predecessor credit agreement principally by refinancing the existing $500.0 million term loan, extending the term loan maturity date from September 26, 2026 to September 30, 2029 and removing the term securing overnight financing rate (“Term SOFR”) adjustment of 0.10%. Under the Amended Agreement, the term loan requires quarterly amortization payments commencing on September 30, 2027, with all remaining principal due on September 30, 2029. Revolving and term loan borrowings under the Amended Agreement continue to bear interest at a variable rate based on a one-month Term SOFR, plus an applicable margin.

Otherwise, the Amended Agreement retains the core features of the predecessor credit agreement, including:

•an $800.0 million unsecured revolving credit facility;
•an accordion feature permitting the Company to request one or more incremental term loans or revolving credit facility commitment increases up to $250.0 million;
•an option permitting the Company to extend the maturity date of the revolving credit facility up to two years, subject to various conditions and restrictions; and
•sublimits for the issuance of swingline loans and standby letters of credit.

At July 10, 2025, there was $380.0 million of revolving borrowings outstanding, a $500.0 million term loan, $14.4 million of standby letters of credit outstanding and $405.6 million available for borrowing under the Amended Agreement’s revolving credit facility.

Substantially all of the other terms of the term loan and revolving credit facility in the Amended Agreement remain similar to the predecessor credit agreement. The Amended Agreement continues to require the Company to maintain a maximum average total leverage ratio and a minimum fixed charge coverage ratio consistent with the terms specified in the Company’s predecessor credit agreement. All obligations under the Amended Agreement continue to be guaranteed on an unsecured basis by substantially all of the Company’s existing and future domestic subsidiaries. The Amended Agreement also continues to contain various customary affirmative and negative covenants and events of default. Failure to comply with any of the financial covenants or the occurrence of any other events of default would permit the lenders to, among other things, require immediate payment of all amounts outstanding under the Amended Agreement.

Fourth Amendment to Credit Agreement

On July 10, 2025, the Company entered into the Fourth Amendment to Credit Agreement, by and among the Company, as Borrower, the guarantors party thereto, and Bank of America, N.A., as lender (the “Fourth Amendment”), which amends that certain Credit Agreement by and among the Company, as borrower, the guarantors party thereto and Bank of America, N.A., as lender, dated as of December 30, 2019, as amended by that certain First Amendment to Credit Agreement dated October 12, 2021, that certain Second Amendment to Credit Agreement, dated June 30, 2023 and that certain Third Amendment to Credit Agreement, dated September 30, 2024 (as amended, the “Term Agreement”). The Fourth Amendment principally extends the maturity of the term loan under the Term Agreement from December 30, 2026 to September 30, 2029 to be concurrent with the maturity of the loans under the Amended Agreement and removes the Term SOFR adjustment of 0.10%. Term loan borrowings under the Term Agreement bear interest at a variable rate based on one-month Term SOFR, plus an applicable margin. Under the Term Agreement, the term loan is repaid in quarterly installments of 1.250% of the term loan on the last business day of each quarter beginning in the third quarter of 2027 with the final principal repayment due on the maturity date. At July 10, 2025, there was $90.0 million outstanding under the Term Agreement.

The Company is obligated to pay certain customary fees to the lenders and agents under the Amended Agreement and the Term Agreement. In the ordinary course of business, the Company and its affiliates have engaged, and may in the future engage, certain parties to the Amended Agreement and the Term Agreement or their affiliates to provide commercial banking, investment banking and other services for the Company and its affiliates have paid or will pay customary fees or commissions.

The foregoing descriptions of the Amended Agreement and the Fourth Amendment are not intended to be complete and are qualified in their entirety by reference to the full text of the Amended Agreement and the Fourth Amendment, which are filed as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated herein by reference. The Amended Agreement and the Fourth Amendment are included as exhibits to this Form 8-K to provide you with information regarding the respective terms of the Amended Agreement and the Fourth Amendment and are not intended to provide any other factual or disclosure information about the Company or the other parties thereto. The Amended Agreement and the Fourth Amendment contain representations, warranties and covenants that the parties thereto made to each other as of specific dates. These representations and warranties may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1
Fourth Amended and Restated Credit Agreement dated July 10, 2025, by and among Pool Corporation, as U.S. Borrower, SCP Distributors Canada Inc., as Canadian Borrower, SCP International, Inc., as Euro Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and certain other lenders party thereto.

10.2	Fourth Amendment to Credit Agreement dated July 10, 2025, by and among Pool Corporation, as Borrower, the guarantors party thereto, and Bank of America, N.A., as lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POOL CORPORATION

By:	/s/ Melanie Housey Hart
Melanie Housey Hart
Senior Vice President and Chief Financial Officer

Dated: July 14, 2025